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                                                                    EXHIBIT 10.3


                                      AMENDMENT
                                          TO
                   THE AMENDED AND RESTATED VEECO INSTRUMENTS INC.
                     1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


         Amendment, dated May 15, 1997, to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (as the same has been amended to date, the "Directors Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Directors' Plan.

         1. Section 2.1 of the Directors' Plan is hereby amended and restated in its entirety to read as follows:

         "2.1 SHARES SUBJECT TO PLAN

              The maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be 115,000. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, such Shares may again be the subject of Options hereunder."

         2. Section 3 of the Directors' Plan is hereby amended and restated in its entirety to read as follows:

         "3. ELIGIBILITY FOR OPTION GRANTS

              Any Option granted to any Non-Employee Director prior to the date of the adoption of this Plan shall be subject to the terms and conditions set forth herein. Any individual who is elected or appointed to the office of director as a Non-Employee Director after the date of the adoption of this Plan shall receive an Option to purchase 7,000 Shares as of the date of such election. In addition, each Non-Employee Director shall receive an Option to purchase 7,000 Shares as of the date of each Annual Meeting subsequent to such Non-Employee Director's election which occurs during such Non-Employee Director's term of office."

         3. As amended by paragraphs 1 and 2 hereof, all of the provisions of the Directors' Plan shall remain in full force and effect.

         4. This Amendment was approved by the Board of Directors of the Company on March 17, 1997 and by the stockholders of the Company on May 15, 1997.